UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 19, 2020

Date of Report (Date of earliest event reported)

Commission file number: 1-3754

ALLY FINANCIAL INC.

(Exact name of registrant as specified in its charter)

Delaware	38-0572512
(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification No.)

Ally Detroit Center

500 Woodward Ave.

Floor 10, Detroit, Michigan

48226

(Address of principal executive offices)

(Zip Code)

(866) 710-4623

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	ALLY	New York Stock Exchange
8.125% Fixed Rate/Floating Rate Trust Preferred Securities, Series 2 of GMAC Capital Trust I	ALLY PRA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

The Company will hold a conference call on February 19, 2020 at 8:00 a.m. EST related to its acquisition of Cardholder Management Services, Inc. (the Acquisition). The investor presentation made available in connection with the conference call and the Acquisition is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Forward Looking Statements

This filing and related communications contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “pursue,” “seek,” “continue,” “estimate,” “project,” “outlook,” “forecast,” “potential,” “target,” “objective,” “trend,” “plan,” “goal,” “initiative,” “priorities,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, or results. All forward-looking statements, by their nature, are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Actual future objectives, strategies, plans, prospects, performance, conditions, or results may differ materially from those set forth in any forward-looking statement. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made.

Some of the factors that may cause actual results or other future events or circumstances to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2018, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the U.S. Securities and Exchange Commission (collectively, our SEC filings ). Factors that could cause actual results to differ from those included in forward-looking statements include those specifically related to our planned acquisition of Cardholder Management Services, Inc. and our associated outlook for various financial and operating metrics, in addition to the factors described in our SEC filings, including: (1) the risk that necessary regulatory approvals may not be obtained, may be delayed, or may be obtained subject to burdensome conditions; (2) the occurrence of any other fact, event, or circumstance that could give rise to a delay in closing the Acquisition or the termination of the merger agreement; (3) any adverse reactions or changes to customer, counterparty, regulatory, or employee relationships, including any adverse impact on our brand or reputation; (4) any adverse market reactions affecting our access to the capital markets or our investor relations generally; (5) any deterioration or weakness in economic conditions that affects households or consumers; (6) any change in the regulatory or political environment that adversely impacts the business of lending to households and consumers; (7) risks and uncertainties associated with inaccurate financial and operational assumptions, incomplete or failed due diligence, lower-than-expected performance, higher-than-expected costs, difficulties related to integration, the loss of key employees, and the diversion of management’s attention from other business activities; and (8) potential litigation in connection with the Acquisition. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made, except as required by applicable securities laws. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent SEC filings.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

The following exhibits are filed as part of this Report.

Exhibit No.	Description of Exhibits

99.1	Investor Presentation, dated February 19, 2020

104	The cover page from this Current Report on Form 8-K, formatted in inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ally Financial Inc. (Registrant)

Dated: February 19, 2020	/s/ Jeffrey A. Belisle
Jeffrey A. Belisle
Associate General Counsel and Corporate Secretary